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                                                                    EXHIBIT 99.1


INVESTOR CONTACT                      MEDIA CONTACT
----------------                      -------------
Geoffrey Helliwell                    Thomas Anderson
Treasurer                             Director, Corporate Communications
(781) 533 - 2032                      (781) 533 - 2225
(800) 225 - 3384                      (800) 225 - 3384
Geoffrey_Helliwell@Millipore.com      Thomas_Anderson@Millipore.com
--------------------------------      -----------------------------



       MILLIPORE CORPORATION ANNOUNCES RECORD AND DISTRIBUTION DATES FOR
                     DISTRIBUTION OF MYKROLIS COMMON STOCK


BEDFORD, Mass., January 28, 2002 - Millipore Corporation (NYSE/MIL) today announced that its Board of Directors has declared a stock dividend of all of the shares of common stock of Mykrolis Corporation (NYSE/MYK) owned by Millipore. The dividend will be distributed on February 27, 2002, to Millipore stockholders of record as of 5:00 p.m. Eastern time on February 13, 2002. Millipore currently owns 32,500,000 shares of Mykrolis common stock, which represents approximately 82.3 percent of the total outstanding common stock of Mykrolis. The other 17.7 percent of the outstanding common stock of Mykrolis was sold by Mykrolis in an initial public offering on August 9, 2001.

THE DIVIDEND DISTRIBUTION

The Mykrolis common stock owned by Millipore will be distributed to Millipore stockholders in the amount of approximately 0.6776 of a share of Mykrolis common stock for each share of Millipore common stock (approximately 68 shares of Mykrolis common stock for each 100 shares of Millipore common stock). The final ratio will be the ratio of the number of shares of Mykrolis common stock owned by Millipore to the actual number of shares of Millipore common stock outstanding on February 13, 2002, the record date. As of December 31, 2001, the close of Millipore's 2001 fiscal year, Millipore had approximately 47,960,000 shares outstanding.

Ownership of the Mykrolis common stock received by Millipore stockholders will be registered in book-entry form. Each Millipore stockholder will receive a stock distribution statement from the distribution agent. Actual stock certificates will not be distributed as part of this transaction. The statement will indicate the number of full shares of Mykrolis common stock that have been credited to that Millipore stockholder. Each Millipore stockholder also will receive a cash payment for any fractional shares of Mykrolis common stock.

As previously announced, Millipore has received a ruling from the Internal Revenue Service that the distribution to Millipore stockholders of the Mykrolis common stock will be tax free to Millipore stockholders for U.S. federal income tax purposes. Cash received in lieu of
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fractional shares will be taxable. The distribution remains subject to the conditions set forth in the Master Separation and Distribution Agreement previously entered into between Millipore and Mykrolis.

FURTHER INFORMATION ON THE DISTRIBUTION

After February 13, 2002, the record date, an information statement will be mailed to Millipore stockholders of record as of 5:00 p.m. Eastern time on the record date. The information statement will include the final ratio of shares of Mykrolis common stock to be distributed for each share of Millipore common stock, as well as information as to how to calculate the per share cost basis of such shares. Millipore shareholders are encouraged to read this information statement carefully.

ABOUT MILLIPORE

Millipore is a multinational, high technology company that provides technologies, tools and services for the development and production of new therapeutic drugs. It serves the life science research, biotechnology and pharmaceutical industries. For more information about Millipore visit www.millipore.com.

ABOUT MYKROLIS

Mykrolis, based in Bedford, Massachusetts, is a global supplier of advanced process solutions for gas and liquids filters and delivery systems for the semiconductor, flat panel, fiber optic and optical disc industries. Information about Mykrolis is available at www.mykrolis.com.

FORWARD LOOKING STATEMENT DISCLAIMER

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Potential risks and uncertainties that could affect Millipore's future operating results include, without limitation, difficulties in the successful separation of the biosciences and microelectronics businesses; difficulties in the successful implementation of our restructuring activities; foreign exchange rates; increased regulatory concerns on the part of the biopharmaceutical industry; further consolidation of drug manufacturers; competitive factors such as new membrane technology; availability of raw materials or component products on a timely basis; inventory risks due to shifts in market demand; change in product mix; conditions in the economy in general; potential environmental liabilities; the inability to utilize technology in current or planned products due to overriding rights by third parties; difficulties inherent in research and development activities; and the risk factors listed from time to time in Millipore's filings with the SEC.